      EXHIBIT INDEX


Exhibit No.            Description          Page
-----------     ---------------------------     --------------
F              Opinion of Counsel     To be filed
          by amendment

H     Proposed Form of Notice     Filed herewith


Financial
Statement No.            Description          Page
-------------     ---------------------------------     ---------------


     1aBalance Sheet of the Service Company     To be filed
          as of December 31, 1999, actual     by amendment

     1bStatement of Income and Retained      To be filed
          Earnings of the Service Company for      by amendment
          the twelve months ended December 31,
          1999, actual

     2aBalance Sheet of NGG and Subsidiaries      To be filed
          Consolidated as of March 31, 2000     by amendment

     2b     Statement of Income and Retained     To be filed
          Earnings of NGG and Subsidiaries     by amendment
          Consolidated for the twelve months
          ended March 31, 2000